Exhibit T3a-55
                                    Delaware


                                 The First State
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         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE,
DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON
FILE OF "COVANTA SECURE SERVICES, INC." AS RECEIVED AND FILED IN THIS OFFICE.
         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
         CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF AUGUST, A.D. 1986, AT 3 O'CLOCK P.M.
         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OGDEN ENVIRONMENTAL SERVICES, INC." TO "OGDEN WASTE
TREATMENT SERVICES, INC.", FILED THE THIRD DAY OF JANUARY, A. D. 1992, AT 12:30 O'CLOCK P.M.
         CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 9 O'CLOCK A.M.
         CERTIFICATE OF OWNERSHIP, FILED THE FOURTH DAY OF MAY, A.D. 1998, AT 9 O'CLOCK A.M.
         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OGDEN WASTE TREATMENT SERVICES, INC." TO "COVANTA SECURE
SERVICES, INC.", FILED THE FOURTEENTH DAY OF MARCH, A. D. 2001, AT 9 O'CLOCK A.M.
         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE
ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

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                                    Harriet Smith Windsor, Secretary of State
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                          CERTIFICATE OF INCORPORATION
                                       OF
                       OGDEN ENVIRONMENTAL SERVICES, INC.

                  1. The name of the corporation is:

                       OGDEN ENVIRONMENTAL SERVICES, INC.
                  2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

                  4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is (One Dollar ($1.00) amounting in the aggregate to One Hundred Dollars ($100.00).

                  5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

                  6. The name and mailing address of the incorporator is:

                                  J. L. Austin
                            Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801

                  I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of August, 1986.



                                               =============================
                                               J. L. Austin
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         Ogden Environmental Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:
         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
         "RESOLVED, that the certificate of Incorporation of Ogden Environmental Services, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

                  `1. The name of the corporation is: OGDEN WASTE TREATMENT SERVICES, INC.'"
         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
         IN WITNESS WHEREOF, said Ogden Environmental Services, Inc. has caused this certificate to be signed by Jeffrey R. Horowitz, its Senior Vice President, and attested by Louis D. Montresor, its Assistant Secretary, this 2nd day of January, 1992.
                                              OGDEN ENVIRONMENTAL SERVICES, INC.



                                              By:    /s/ Jeffrey R. Horowitz
                                                   Jeffrey R. Horowitz
                                                   Senior Vice President
ATTEST:



By: /s/ Louis D. Montresor
     Louis D. Montresor
     Assistant Secretary



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 CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is

                      OGDEN WASTE TREATMENT SERVICES, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 1-15, 1996

                                                    Authorized Officer
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                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF

                     STOCKTON SOIL TREATMENT FACILITY, INC.
                           (a California Corporation)

                                      INTO

                      OGDEN WASTE TREATMENT SERVICES, INC.
                            (a Delaware Corporation)

It is hereby certified that:

         1. Ogden Waste Treatment Services, Inc. [hereinafter sometimes referred to as the "Corporation"] is a business corporation of the State of Delaware.

         2. The Corporation is the owner of all of the outstanding share of Common stock of Stockton Soil Treatment Facility, Inc., which is a business corporation of the State of California.

         3. The laws of the jurisdiction of organization of Stockton Soil Treatment Facility, Inc. permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

         4. The Corporation hereby merges Stockton Soil Treatment Facility, Inc. into the Corporation.

         5. The following is a copy of the resolutions adopted on April 20, 1998 by the Board of Directors of the Corporation to merge the said Stockton Soil Treatment Facility, Inc. into the Corporation:

                  RESOLVED that Stockton Soil Treatment Facility, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of Stockton Soil Treatment Facility, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Stockton Soil Treatment Facility, Inc. in its name.

                  RESOLVED that this Corporation assume all of the obligations of Stockton Soil Treatment Facility, Inc.

                  RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of California, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Stockton Soil Treatment Facility, Inc. and of this Corporation and in any other appropriate jurisdiction.

Executed on April 27, 1998.


                                OGDEN WASTE TREATMENT SERVICES, INC.



                                By:   /s/ Bruce W. Stone
                                     Bruce W. Stone, Executive Vice President


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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                      OGDEN WASTE TREATMENT SERVICES, INC.

It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OGDEN WASTE TREATMENT SERVICES, INC.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA SECURE SERVICES, INC.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March _____, 2001.




                                              ----------------------------------
                                                Name: Patricia Collins
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                                                 Title: Asst. Secretary